JOHN HANCOCK BOND TRUST
on behalf of John Hancock Government Income Fund

AMENDMENT TO SUB-ADVISORY AGREEMENT

AMENDMENT made as of the 1st day of April, 2012 to the Sub-Advisory Agreement dated December 31, 2005, as amended (the “Agreement”), among John Hancock Advisers, LLC, a Delaware limited liability company, John Hancock Asset Management a division of Manulife Asset Management (US) LLC (formerly, Sovereign Asset Management, LLC), a Delaware limited liability company, and each of the investment companies that is a signatory to the Agreement, including John Hancock Bond Trust. In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE IN APPENDIX A

Appendix A of the Agreement, which relates to Section 3 of the Agreement, “COMPENSATION OF SUB-ADVISER,” is hereby amended to reflect the following fee schedule:

JOHN HANCOCK BOND TRUST

Percentage of Average Daily Net Assets
	First	Next	Excess over
Fund	$300 million	$700 million	$1 billion
John Hancock Government Income	[XXX]%	[XXX]%	[XXX]%
Fund

2. EFFECTIVE DATE

This Amendment shall become effective as of the date first mentioned above.

3. DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4. OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK ADVISERS, LLC

By:	/s/Keith F. Hartstein
Keith F. Hartstein
President and Chief Executive Officer

JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF
MANULIFE ASSET MANAGEMENT (US) LLC

By:	/s/Barry H. Evans
Barry H. Evans
President, Chief Investment Officer - Fixed Income and
Chief Operating Officer

JOHN HANCOCK BOND TRUST, on behalf of
John Hancock Government Income Fund

By:	/s/Andrew Arnott
Andrew Arnott
Senior Vice President and Chief Operating Officer